SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2003

Newcourt Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

001-16309 (Commission File Number)	65-0972643 (IRS Employer Identification No.)

12400 SW 134th Court, Suite 11, Miami, Florida (Address of Principal Executive Offices)	33186 (Zip Code)

(305) 971-5370
(Registrant’s Telephone Number, Including Area Code)

Item 4. Changes in Registrant’s Certifying Accountant.

Newcourt Holdings, Inc. (the “Company”) dismissed its independent accountants, Sharpton, Brunson & Company, P.A. (“Sharpton Brunson”), on March 6, 2003, and the board of directors of the Company engaged Daszkal Bolton LLP (“Daszkal Bolton”) as of March 7, 2003 to replace Sharpton Brunson. Sharpton Brunson’s report on the Company’s financial statements for the fiscal year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. The decision to dismiss Sharpton Brunson was recommended and approved by the board of directors of the Company.

During each of the Company’s fiscal years ended December 31, 2001 and 2002 and the interim period through March 6, 2003, there were no disagreements with Sharpton Brunson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Sharpton Brunson, would have caused Sharpton Brunson to make reference to the subject matter of the disagreements in connection with its reports on the Company’s financial statements for such year. The Company has authorized Sharpton Brunson to respond fully to the inquiries, if any, of Daszkal Bolton with regard to any accounting or financial matters relating to the Company.

Item 7. Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

     None.

(b)  Pro Forma Financial Information.

     None.

(c)  Exhibits.

Exhibit	Exhibit Description

99.1	Letter from Sharpton, Brunson & Company, P.A. to the Securities and Exchange Commission dated March 6, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newcourt Holdings, Inc.

By: /s/ McIvan A. Jarrett

Date: March 6, 2003	McIvan A. Jarrett Chairman of the Board of Directors, President and Treasurer

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EXHIBIT INDEX

Exhibit	Exhibit Description

99.1	Letter from Sharpton, Brunson & Company, P.A. to the Securities and Exchange Commission dated March 6, 2003.

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